EXHIBIT 23.1
------------



                          CONSENT OF KPMG LLP




The Board of Directors
LaSalle Partners Incorporated:


We consent to the use of our report dated February 16, 1998 with respect to the financial statements of LaSalle Partners Incorporated as of Decem-ber 31, 1997 and 1996 and for the three-year period ended December 31, 1997 and related financial statement schedule incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3.






/s/ KPMG LLP
Chicago, Illinois
February 10, 1999

                            CONSENT OF KPMG




The Board of Directors
LaSalle Partners Incorporated:


We consent to the use of our report dated September 14, 1998, except for note 8 which is as of October 1, 1998 with respect to the combined state-ments of operations and cash flows of the Compass Companies for the period from January 1, 1997 to June 10, 1997 and our report dated September 21, 1998, except for note 12, which is as of October 31, 1998 with respect to the combined financial statements of the Compass Group as of December 31, 1997 and for the period from June 11, 1997 to December 31, 1997 incorporat-ed herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3.




/s/ KPMG LLP
Atlanta, Georgia
February 10, 1999